POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Jeffrey L. Steele and Keith T. Robinson and each of them, to act severally as attorney-in-fact and agents, with power of substitution and resubstitution, for the undersigned in any and all capacities to sign the Registration Statement of Variable Insurance Funds, and any pre- or post-effective amendments thereto, and applications for orders of exemption, any amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.


                                     /s/ Gary Tenkman
                                         ------------------------------------
                                         Gary Tenkman, as Treasurer of the Trust

Date:  June 2, 1998